SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 28, 2001

(Date of Report)

PROXIM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22700	77-0059429

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 DeGuigne Drive, Sunnyvale, California	94085

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 731-2700

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Item 5. Other Events

     On November 27, 2001, the Registrant completed a $30 million private placement of shares of common stock and warrants to institutional investors. In connection with the private placement, the Registrant issued 3,643,425 shares of common stock and warrants to purchase up to 816,124 additional shares of common stock. The purchase price of $8.234 per share was based on a discount to the trailing ten-day average closing bid price and the warrants have an exercise price of $12.95 per share. The Registrant has agreed to file a registration statement covering the resale of these shares and shares issuable upon exercise of the warrants.

     The foregoing matters are further described in the press release issued by the Registrant on November 27, 2001, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Proxim, Inc. dated November 27, 2001.
99.2	Common Stock and Warrant Purchase Agreement dated as of November 27, 2001 by and between Proxim, Inc. and each of the Purchasers named in Exhibit A thereto.
99.3	Form of Proxim, Inc. Common Stock Warrant issued to each of the Purchasers other than UBS Global Equity Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd.
99.4	Form of Proxim, Inc. Common Stock Warrant issued to UBS Global Equity Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd.
99.5	Form of Irrevocable Proxy executed by each of UBS Global Equity Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2001	PROXIM, INC.

	By:	/s/ Keith E. Glover

Keith E. Glover Vice President of Finance & Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibits

99.1	Press release of Proxim, Inc. dated November 27, 2001.
99.2	Common Stock and Warrant Purchase Agreement dated as of November 27, 2001 by and between Proxim, Inc. and Purchasers named in Exhibit A thereto.
99.3	Form of Proxim, Inc. Common Stock Warrant issued to each of the Purchasers other than UBS Global Equity Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd.
99.4	Form of Proxim, Inc. Common Stock Warrant issued to UBS Global Equity Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd.
99.5	Form of Irrevocable Proxy executed by each of UBS Global Equity Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd.